Exhibit 4.2

Execution

DEVON ENERGY CORPORATION

To

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

Supplemental Indenture No. 3

Dated as of June 25, 2026

To

Indenture

Dated as of August 28, 2024

3.90% Senior Notes due 2027

4.375% Senior Notes due 2029

5.60% Senior Notes due 2034

5.40% Senior Notes due 2035

5.90% Senior Notes due 2055

SUPPLEMENTAL INDENTURE NO. 3, dated as of June 25, 2026 (this “Supplemental Indenture”), between DEVON ENERGY CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has heretofore delivered to the Trustee an Indenture, dated as of August 28, 2024 (the “Senior Indenture” and, as amended and supplemented by this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of Debt Securities of the Company.

Section 3.01 of the Senior Indenture provides that various matters with respect to any series of Debt Securities issued under the Senior Indenture may be established in an indenture supplemental to the Senior Indenture.

Section 12.01(f) of the Senior Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Senior Indenture to establish the form or terms of Debt Securities of any series as contemplated by Sections 2.01 and 3.01 of the Senior Indenture.

Coterra Energy, Inc. (“Coterra”) and Coterra Energy Operating Co. are subsidiaries of the Company.

On May 22, 2026, the Company commenced an exchange offer to certain eligible holders of (a) Coterra’s 3.90% Senior Notes due 2027; 4.375% Senior Notes due 2029; 5.60% Senior Notes due 2034; 5.40% Senior Notes due 2035; and 5.90% Senior Notes due 2055 and (b) Coterra Energy Operating Co.’s 3.90% Senior Notes due 2027 and 4.375% Senior Notes due 2029 (collectively, the “Coterra Notes”), offering the holders of such Coterra Notes the opportunity to exchange, pursuant to the terms and subject to the conditions set forth in the Offering Memorandum and Consent Solicitation Statement, dated May 22, 2026, any and all of their outstanding Coterra Notes of such series for a corresponding series of new notes issued by the Company (the “Private Exchange Offers).

All the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and legally binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the acceptance of the series of Debt Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the series of Debt Securities provided for herein, as follows:

ARTICLE I

RELATION TO SENIOR INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

SECTION 1.1 RELATION TO SENIOR INDENTURE. This Supplemental Indenture constitutes an integral part of the Senior Indenture.

SECTION 1.2 DEFINITIONS. The following definitions applicable to the series of Debt Securities provided for herein shall be in addition to those indicated in Section 1.01 of the Senior Indenture:

“2027 Notes Par Call Date” means February 15, 2027.

“2029 Notes Par Call Date” means December 15, 2028.

“2034 Notes Par Call Date” means December 15, 2033.

“2035 Notes Par Call Date” means November 15, 2034.

“2055 Notes Par Call Date” means August 15, 2054.

“Additional Interest” means additional interest that may be payable on the Notes issued on the date of this Supplemental Indenture in respect of a Registration Default (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement.

“Exchange Notes” means notes issued in a registered exchange offer pursuant to the Registration Rights Agreement.

“Initial Notes” means, with respect to each series of Notes, the Notes of such series issued on the date of this Supplemental Indenture.

“Interest Payment Date”, for each series of Notes, shall have the meaning set forth in Section 2.4(a) of this Supplemental Indenture.

“Notes” means the 2027 Notes, the 2029 Notes, the 2034 Notes, the 2035 Notes and the 2055 Notes, collectively, each as defined in Section 2.1 hereof. The Initial Notes of each series, any additional Notes of such series issued in accordance with Section 2.2 hereof, and all Exchange Notes with respect to such series issued in exchange for such Initial Notes or any such additional Notes shall be treated as a single series for all purposes under the Indenture, and unless the context otherwise requires, all references to the Notes of a series shall include the Initial Notes of such series, any additional Notes of such series and any Exchange Notes with respect to such series.

“Par Call Date” means the 2027 Notes Par Call Date, the 2029 Notes Par Call Date, the 2034 Notes Par Call Date, the 2035 Notes Par Call Date, and the 2055 Notes Par Call Date, as applicable.

“Private Exchange Offers” shall have the meaning set forth in the recitals.

“Registration Rights Agreement” means the registration rights agreement, dated as of the June 25, 2026, among the Company and the dealer managers party thereto, as amended from time to time.

“Regular Record Date”, for each series of Notes, shall have the meaning set forth in Section 2.4(a) of this Supplemental Indenture.

“Treasury Rate” means, with respect to any Redemption Date for the Notes of any series, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date for the Notes of such series (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to such Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a Maturity that is closest to, the Par Call Date for the Notes of such series, as applicable. If there is no United States Treasury security maturing on such Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date, and one with a maturity date following such Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of the principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

SECTION 1.3 RULES OF CONSTRUCTION. For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a) capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Senior Indenture; and

(b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

ARTICLE II

THE SERIES OF NOTES

SECTION 2.1 TITLE OF THE DEBT SECURITIES; DENOMINATIONS. There is hereby created under the Senior Indenture five separate series of Debt Securities designated as follows:

(i) 3.90% Senior Notes due 2027 (the “2027 Notes”),

(ii) 4.375% Senior Notes due 2029 (the “2029 Notes”),

(iii) 5.60% Senior Notes due 2034 (the “2034 Notes”),

(iv) 5.40% Senior Notes due 2035 (the “2035 Notes”), and

(v) 5.90% Senior Notes due 2055 (the “2055 Notes”).

The Notes shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

SECTION 2.2 LIMITATIONS ON AGGREGATE PRINCIPAL AMOUNT. The aggregate principal amount of each series of Notes shall be initially limited as follows, in each case subject to the Company’s right to increase such limit following the original issuance of Notes of such series upon delivery to the Trustee of a Company Order specifying any higher limit:

Series of Notes	Initial Aggregate Principal Amount
2027 Notes	$627,099,000
2029 Notes	$447,554,000
2034 Notes	$465,815,000
2035 Notes	$671,688,000
2055 Notes	$734,180,000

Except as provided in this Section 2.2, the Company shall not execute and the Trustee shall not authenticate or deliver Notes of the applicable series in excess of such aggregate principal amounts.

Nothing contained in this Section 2.2 or elsewhere in this Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of the Notes under the circumstances contemplated in Sections 3.04, 3.05, 3.06, 4.06 and 12.05 of the Senior Indenture.

SECTION 2.3 MATURITY DATES. The Notes of each series will mature on the applicable date set forth below:

Series of Notes	Maturity Date
2027 Notes	May 15, 2027
2029 Notes	March 15, 2029
2034 Notes	March 15, 2034
2035 Notes	February 15, 2035
2055 Notes	February 15, 2055

SECTION 2.4 INTEREST AND INTEREST RATES.

(a) Each series of Notes will bear interest at a rate equal to the rate set forth opposite such series of Notes in the column titled “Interest Rate” in the table below. Interest on each series of Notes will accrue from and including the applicable date set forth in the column titled “Interest Commencement Date” or from the most recent date set forth in the column titled “Interest Payment Date” (each, an “Interest Payment Date”) to which interest has been paid. Interest will be payable semiannually in arrears on each applicable Interest Payment Date to the Persons in whose name such Note is registered at the close of business on the applicable date set forth under to column titled “Regular Record Dates” (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, a “Regular Record Date”).

Series of Notes	Interest Rate	Interest Commencement Date	Interest Payment Dates	Regular Record Dates
2027 Notes	3.90% per annum	May 15, 2026	May 15 and November 15	May 1 and November 1
2029 Notes	4.375% per annum	March 15, 2026	March 15 and September 15	March 1 and September 1
2034 Notes	5.60% per annum	March 15, 2026	March 15 and September 15	March 1 and September 1
2035 Notes	5.40% per annum	February 15, 2026	February 15 and August 15	February 1 and August 1
2055 Notes	5.90% per annum	February 15, 2026	February 15 and August 15	February 1 and August 1

(b) Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Note is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name such Note is registered on the Special Record Date or other specified date determined in accordance with Section 3.07 of the Senior Indenture.

(c) In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs with respect to a series of Notes, the Company may be required to pay Additional Interest, in addition to the interest otherwise due, to the Holders of such Notes as provided in the Registration Rights Agreement. Any Additional Interest due pursuant to the Registration Rights Agreement will be payable in cash on the applicable Interest Payment Dates with respect to such Notes and in the same manner and to the same persons as ordinary interest. All references in this Supplemental Indenture or the Notes of any series to “interest” shall be deemed to include Additional Interest then owed pursuant to the Registration Rights Agreement, if any, with respect to such Notes, unless the context requires otherwise.

SECTION 2.5 OPTIONAL REDEMPTION. The Notes of each series shall be redeemable before the Stated Maturity of such series in accordance as specified in the form of Note with respect to such series attached as Exhibit A hereto and otherwise in accordance with the provisions of Article IV of the Senior Indenture. In the event of any conflict between this such form and Article IV of the Senior Indenture (including the definitions of terms used therein), the form of Note with respect to such series shall control.

SECTION 2.6 PLACES OF PAYMENT. The Places of Payment where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Senior Indenture may be served shall be at the Corporate Trust Office of the Trustee initially located at 1255 Corporate Drive, 6th Floor, Irving, TX 75038 .

SECTION 2.7 METHOD OF PAYMENT. Payment of the principal of, premium, if any, and interest on Notes in definitive form will be made at the office or agency of the Company (which shall initially be the Corporate Trust Office of the Trustee referred to in Section 2.6), in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company, payments of interest on the Notes may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debt Security Register. Payment of the principal of, premium, if any, and interest on Notes represented by a Global Security shall be made in immediately available funds to the Depositary or its nominee, as the case may be, as the Holder of such Global Security.

SECTION 2.8 CURRENCY. Principal, premium, if any, and interest on the Notes shall be payable in Dollars.

SECTION 2.9 REGISTERED SECURITIES; GLOBAL FORM. The Notes shall be issuable and transferable in fully registered form, without coupons, in accordance with the provisions of Appendix I hereto. The Notes shall each be issued in the form of one or more permanent Global Securities as provided in Appendix I. The Depositary for the Notes shall be The Depository Trust Company. The Notes shall not be issuable in definitive form except as provided in Appendix I.

SECTION 2.10 FORM OF NOTES. The Notes of each series shall be substantially in the form attached as Exhibit A hereto, as specified with respect to such series.

SECTION 2.11 REGISTRAR AND PAYING AGENT. The Trustee shall initially serve as Debt Security Registrar and Paying Agent for the Notes.

SECTION 2.12 EVENTS OF DEFAULT. In addition to the Events of Default specified in Section 8.01 of the Senior Indenture, the following shall constitute an Event of Default with respect to the Notes: any default by the Company in the payment of any principal of any Funded Debt of the Company outstanding in an aggregate principal amount in excess of $100,000,000 at the final Stated Maturity thereof or the occurrence of any other default thereunder, the effect of which default is to cause such Funded Debt to become, or to be declared, due prior to its final Stated Maturity if (A) such default in payment is not cured, by payment or otherwise, within 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes, a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Senior Indenture (each, a “Notice of Default”), and the receipt by the Company of such Notice of Default or (B) the acceleration is not rescinded or annulled or the default that caused the acceleration is not cured within 60 days after the receipt by the Company of such Notice of Default.

ARTICLE III

COVENANTS

Section 6.06 of the Senior Indenture shall not apply to the Notes. The following covenant in this Article III is for the benefit of Holders of the Notes.

SECTION 3.1 LIMITATION ON LIENS.

The Company will not itself, nor will the Company permit any Restricted Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed (all such indebtedness for money borrowed being hereinafter in this Article III called “Debt”) secured by a Mortgage on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary, without first effectively providing that the Notes of each series (together with, if the Company shall so determine, any other indebtedness of the Company or any Restricted Subsidiary which is not subordinate in right of payment to the prior right of payment in full of the Notes of any series) shall be secured equally and ratably with (or prior to) such secured Debt, for so long as such secured Debt shall be so secured, unless, after giving effect thereto, the principal amount of all Debt so secured would not exceed the greater of (i) $7.0 billion and (ii) 15% of Consolidated Net Tangible Assets; provided, however, that this Section 3.1 shall not apply to, and there shall be excluded from secured Debt in any computation under this Section 3.1, Debt secured by:

(a) Mortgages existing at the date of the Senior Indenture;

(b) Mortgages on property of, or on any shares of stock or Indebtedness of, any entity existing at the time such entity is merged into or consolidated with the Company or becomes a Restricted Subsidiary;

(c) Mortgages in favor of the Company or any Restricted Subsidiary;

(d) Mortgages which secure Debt owing by a Restricted Subsidiary to the Company, or to one or more other Restricted Subsidiaries, or to the Company as one or more other Restricted Subsidiaries;

(e) Mortgages on property, shares of stock or Indebtedness existing at the time of acquisition thereof (including acquisitions through merger, consolidation or other reorganization) or to secure the payment of all or any part of the purchase price thereof or construction thereon or to secure any Debt incurred prior to, at the time of, or within one year after the later of the acquisition, the completion of construction or the commencement of full operation of such property or within one year after the acquisition of such shares or Indebtedness for the purpose of financing all or any part of the purchase price thereof or construction thereon, it being understood that if a commitment for such financing is obtained prior to or within such one-year period, the applicable Mortgage shall be deemed to be included in this clause (e) whether or not such Mortgage is created within such one-year period;

(f) Mortgages in favor of the United States, any State thereof, Canada, or any province thereof, or any department, agency or instrumentality or political subdivision of the United States, any State thereof, Canada, or any province thereof, or in favor of any other country or any political subdivision thereof;

(g) Mortgages on minerals or geothermal resources in place, or on related leasehold or other property interests, that are incurred to finance development, production or acquisition costs (including, but not limited to, Mortgages securing advance sale obligations);

(h) Mortgages on equipment used or usable for drilling, servicing or operating oil, gas, coal or other mineral properties or geothermal properties;

(i) Mortgages required by any contract or statute in order to permit the Company or any of its Subsidiaries to perform any contract or subcontract made with or at the request of, the United States, any State thereof, Canada, any province thereof, or in favor of any other country or any political subdivision thereof or any department, agency or instrumentality of the United States, any State thereof, Canada, any province thereof or any other country or political subdivision thereof;

(j) any Mortgage resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing Debt of the Company or any Restricted Subsidiary or secured Debt of the Company or any Restricted Subsidiary the net proceeds of which are used, substantially concurrent with the funding thereof, and taking into consideration, among other things, required notices to be given to the holders of the outstanding securities in connection with the refunding, refinancing or repurchase thereof, and the required corresponding durations thereof, to refund, refinance or repurchase all of the outstanding securities, including the amount of all accrued interest thereon and reasonable fees and expenses and premiums, if any, incurred by the Company or any Restricted Subsidiary in connection therewith;

(k) any Ordinary Course Mortgage arising, and only so long as continuing, in the ordinary course of the Company’s business; and

(l) any extension, renewal or replacement (or successive extensions, renewals or replacements) of any Mortgage referred to in the foregoing clauses (a) to (k) of this Section 3.1, inclusive; provided, however, that such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property (including any improvements on such property), shares of stock or Indebtedness that secured the Mortgage so extended, renewed or replaced.

The following transactions shall not be deemed to create Debt secured by a Mortgage:

(i) the sale or other transfer of oil, gas, coal or other minerals in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount of money (however determined) or a specified amount of oil, gas, coal or other minerals, or the sale or other transfer of any other interest in property of the character commonly referred to as an oil, gas, coal or other mineral payment or a production payment, and including in any case, overriding royalty interests, net profit interests, reversionary interests and carried interests and other similar burdens on production; and

(ii) the sale or other transfer by the Company or a Restricted Subsidiary of properties to a partnership, joint venture or other entity whereby the Company or such Restricted Subsidiary would retain partial ownership of such properties.

ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 4.1 RATIFICATION AND INCORPORATION OF SENIOR INDENTURE. Except as expressly modified or amended hereby, the Senior Indenture continues in full force and effect and is in all respects ratified, confirmed and preserved. The Senior Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 4.2 GOVERNING LAW; WAIVER OF JURY TRIAL. This Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York. On or after the date on which this Indenture has been qualified under the Trust Indenture Act, this Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended and shall, to the extent applicable, be governed by such provisions. If and to the extent, on or after the date on which this Indenture has been qualified under the Trust Indenture Act, any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by, or another provision included in this Supplemental Indenture which is required to be included in this Supplemental Indenture by any of the provisions of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

EACH PARTY HERETO, AND EACH HOLDER OF THE NOTES BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE.

SECTION 4.3 COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 4.4 RECITALS. The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

DEVON ENERGY CORPORATION

By:	/s/ Adam M. Vela
Name:	Adam M. Vela
Title:	Senior Vice President and General Counsel

U.S. Bank Trust Company, National Association, Trustee

By:	/s/ Michael K. Herberger
Name:	Michael K. Herberger
Title:	Vice President

[Signature Page to Supplemental Indenture No. 3]

APPENDIX I

PROVISIONS RELATING TO INITIAL NOTES, ADDITIONAL NOTES AND EXCHANGE NOTES

This Appendix I shall apply separately to each series of Notes, in addition to Article III of the Senior Indenture, provided that to the extent this Appendix I conflicts with the Senior Indenture with respect to such Notes, this Appendix I shall govern. All references in this Appendix I to any Note (including any Definitive Note, Global Note, Initial Note, Transfer Restricted Note, Unrestricted Global Note, Rule 144A Note, Regulation S Note, IAI Note or otherwise) shall refer to Notes of the applicable series and not to other series of Notes.

SECTION 1.1 Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix I have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Definitive Note” means a certificated Initial Note, Additional Note or Exchange Note issued pursuant to the Indenture (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Distribution Compliance Period,” with respect to any Note, means the period beginning on June 25, 2026 and ending 40 days thereafter.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a) under the Securities Act and is not a QIB.

“Notes Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the “Exchange Offer” as defined in the Registration Rights Agreement.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer Restricted Notes” means Definitive Notes and any Notes in global form that bear or are required to bear the Restricted Notes Legend.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b) Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)
“IAI Global Note”	2.1(b)
“OID Notes Legend”	2.2(e)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

SECTION 2.1 Form and Dating

(a) The Initial Notes issued on the date hereof shall be issued by the Company in connection with the settlement of the Private Exchange Offers to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more Global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. One or more Global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered RIAI-1 upward (collectively, the “IAI Global Note”) shall also be issued at the request of the Trustee, deposited with the Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.2(b) of this Appendix I.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 3.03 of the Senior Indenture and pursuant to a Company Order signed by an Authorized Officer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Notes Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix I, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

SECTION 2.2 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Debt Security Registrar with a Company Request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Debt Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Debt Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix I or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A to the Supplemental Indenture for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Debt Security Registrar, together with:

(i) a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A to the Supplemental Indenture for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon Company Order in the form of an Officer’s Certificate, a new applicable Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix I, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Debt Security Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note, and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Debt Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Debt Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix I (other than the provisions set forth in Section 2.3 of this Appendix I), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d) Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A to the Supplemental Indenture for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Rule 144A Global Note or an interest in an IAI Global Note, the transferee must furnish a certification or a signed letter in the form provided on the reverse side of the Form of Note in Exhibit A to the Supplemental Indenture to the Trustee.

(ii) During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the United States of America. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A to the Supplemental Indenture for exchange or registration of transfers and, in the case of a transfer to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note, the transferee must furnish a certification or a signed letter in the form provided on the reverse side of the Form of Note in Exhibit A to the Supplemental Indenture to the Trustee. Such written certifications or letter shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(iii) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A to the Supplemental Indenture for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv) Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note (a) if the Holder certifies in writing to the Debt Security Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A to this Supplemental Indenture) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request or (b) if the Company undertakes a mandatory exchange of such Transfer Restricted Note in accordance with the Applicable Procedures, upon consummation of such mandatory exchange.

(v) If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon Company Order in the form of an Officer’s Certificate, a new Unrestricted Global Note in the appropriate principal amount.

(e) Legends.

(i) Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Appendix I, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NONU. S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS

NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), 55 WATER STREET, NEW YORK, NEW YORK TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

Any Note issued with original issue discount will also bear the following additional legend (“OID Notes Legend”):

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), IN WHICH CASE THIS LEGEND IS REQUIRED BY SECTION 1275(C) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID (IF ANY), THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING THE TREASURER OF THE ISSUER AT THREE MEMORIAL CITY PLAZA 840 GESSNER ROAD, SUITE 1400, HOUSTON, TEXAS 77024.

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Debt Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Debt Security Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A to the Supplemental Indenture) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(iii) After a transfer of any Initial Notes or Additional Notes during the period of the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to such Initial Notes or Additional Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or Additional Notes shall cease to apply and the requirements that any such Initial Notes or Additional Notes be issued in global form shall continue to apply.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes or Additional Notes pursuant to which Holders of such Initial Notes or Additional Notes are offered Exchange Notes in exchange for their Initial Notes or Additional Notes, all requirements pertaining to Initial Notes or Additional Notes that Initial Notes or Additional Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes or Additional Notes in such Registered Exchange Offer.

(v) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and upon Company Order, the Trustee shall authenticate, Definitive Notes and Global Notes at the Debt Security Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.04, 4.06 or 12.05 of the Senior Indenture not involving any transfer).

(iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Debt Security Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Debt Security Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(v) In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Debt Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Debt Security Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Debt Security Registrar and the Trustee.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes, or compliance with restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security). All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected in conclusively relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(iii) Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(iv) The terms of this Section 2.2. shall control over any terms to the contrary in the Senior Indenture.

(i) Registered Exchange Offer. Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 3.03 of the Senior Indenture, the Trustee shall authenticate (i) one or more Global Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amounts of the beneficial interests in the Global Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certifications as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Registered Exchange Offer and (ii) Definitive Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the Definitive Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certification as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Registered Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes with the Restricted Notes Legend to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of the Definitive Notes so accepted Definitive Notes without the Restricted Notes Legend in the applicable principal amount. Any Notes that remain outstanding after the consummation of the Registered Exchange Offer, and Exchange Notes issued in connection with the Registered Exchange Offer, shall be treated as a single class of securities under this Indenture.

SECTION 2.3 Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix I and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Debt Security Registrar has received a request from the Depository. In addition, any Affiliate of the Company that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Company or Trustee.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix I, bear the Restricted Notes Legend.

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix I, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

Exhibit A to

Supplement Indenture No. 3.

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the OID Notes Legend, if applicable, pursuant to the provisions of the Indenture.]

DEVON ENERGY CORPORATION

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

[3.90% Senior Notes due 2027]* [4.375% Senior Notes due 2029]** [5.60% Senior Notes due 2034]*** [5.40% Senior Notes due 2035]**** [5.90% Senior Notes due 2055]*****

No. [RA-__] [RS-__] [RIAI-__] [U-__]	PRINCIPAL AMOUNT
CUSIP NO. _____________	$

DEVON ENERGY CORPORATION, a Delaware corporation (herein referred to as the “Company,” which term includes any successor entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________, or registered assigns, upon presentation, the principal sum of $____________ (or such greater or lesser amount as may be indicated on the attached Schedule of Increases or Decreases in Principal Amount of Securities) on [May 15, 2027]* [March 15, 2029]** [March 15, 2034]*** [February 15, 2035]**** [February 15, 2055]***** (the “Stated Maturity Date”) and to pay interest thereon from [May 15, 2026]* [March 15, 2026]** [March 15, 2026]*** [February 15, 2026]**** [February 15, 2026]***** or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on [May 15 and November 15]* [March 15 and September 15]** [March 15 and September 15]*** [February 15 and August 15]**** [February 15 and August 15]***** of each year (each, an “Interest Payment Date”), commencing [November 15]* [September 15]** [September 15]*** [August 15]**** [August 15]*****, 2026 at the rate of [3.90]* [4.375]** [5.60]*** [5.40]**** [5.90]*****% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [May 1 and November 1]* [March 1 and September 1]** [March 1 and September 1]*** [February 1 and August 1]**** [February 1 and August 1]***** (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date at the office or agency of the Company maintained for such purpose; PROVIDED, HOWEVER, that such interest may be paid, at the Company’s option, by mailing a check to such Holder at its registered address; PROVIDED, FURTHER, that if this Debt Security is a Global Security, such interest shall be paid in immediately available funds to the Depositary or its nominee, as the case may be, as the Holder of this Debt Security. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Debt Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

*	Include for 2027 Notes.
**	Include for 2029 Notes.
***	Include for 2034 Notes.
****	Include for 2035 Notes.
*****	Include for 2055 Notes.

The principal of this Debt Security payable on the Stated Maturity Date or the principal of, premium, if any, and, if the Redemption Date is not an Interest Payment Date, interest on this Debt Security payable on the Redemption Date will be paid against presentation of this Debt Security at the office or agency of the Company maintained for that purpose in New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Interest payable on this Debt Security on any Interest Payment Date and on the Stated Maturity Date or Redemption Date, as the case may be, will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including [May 15]* [March 15]** [March 15]*** [February 15]**** [February 15]*****, 2026, if no interest has been paid on this Debt Security) to but excluding such Interest Payment Date or the Stated Maturity Date or Redemption Date, as the case may be. If any Interest Payment Date or the Stated Maturity Date or Redemption Date falls on a day that is not a Business Day, principal, premium, if any, and/or interest payable with respect to such Interest Payment Date or Stated Maturity Date or Redemption Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity Date or Redemption Date, as the case may be.

All payments of principal, premium, if any, and interest in respect of this Debt Security will be made by the Company in immediately available funds.

Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Debt Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by one of its duly authorized officers.

Dated:     , 2026

DEVON ENERGY CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:     , 2026

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Reverse of Security]

DEVON ENERGY CORPORATION

This Debt Security is one of a duly authorized issue of securities of the Company, of the series identified on the face hereof (herein called the “Debt Securities”),issued and to be issued under an Indenture, dated as of August 28, 2024, as supplemented by Supplemental Indenture No. 3 (herein called the “Supplemental Indenture”), dated as of June 25, 2026 (as so supplemented, herein called the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Debt Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. The aggregate principal amount of the Debt Securities to be issued of this series is initially limited to $[627,099,000]* [447,554,000]** [465,815,000]*** [671,688,000]**** [734,180,000]*****, subject to the Company’s right to increase such limit as provided in the Indenture (except for Debt Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Debt Securities). All terms used in this Debt Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

If an Event of Default, as defined in the Indenture, with respect to the Debt Securities of this series, shall occur and be continuing, the principal amount of the Debt Securities of this series and interest accrued thereon may be declared due and payable in the manner and with the effect provided in the Indenture.

Prior to [February 15, 2027]* [December 15, 2028]** [December 15, 2033]*** [November 15, 2034]**** [August 15, 2054]***** (the “Par Call Date”), the Company may redeem this Debt Security at the Company’s option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of (1) the sum of the present values of the remaining scheduled payments of principal and interest hereon discounted to the Redemption Date (assuming, for this purpose, that this Debt Security matures on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [25]* [25]** [25]*** [20]**** [25]***** basis points, less interest accrued to the Redemption Date and (2) 100% of the principal amount of this Debt Security to be redeemed, plus, in each case, accrued and unpaid interest hereon to, but not including, the Redemption Date. On or after the Par Call Date, the Company may redeem this Debt Security, in whole or in part, any time and from time to time, at a Redemption Price equal to 100% of the principal amount of this Debt Security being redeemed, plus accrued and unpaid interest hereon to, but not including, the Redemption Date. The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of this Debt Security to be redeemed, all as provided in the Indenture.

This Debt Security may be redeemed in part only in multiples of $2,000 or any integral multiples of $1,000 in excess of $2,000. In the event of redemption of this Debt Security in part only, a new Debt Security or Debt Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Debt Securities issued under the Indenture at the time Outstanding and directly affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Debt Securities, on behalf of the Holders of all such securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Debt Securities of any series to waive, on behalf of all of the Holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and other Debt Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Debt Security at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Debt Security is registrable in the Debt Security Register of the Company upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Debt Security are payable, duly endorsed by, or accompanied by a written instrument of transfer, in form satisfactory to the Company and the Debt Security Registrar, duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Debt Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein and herein set forth, this Debt Security is exchangeable for a like aggregate principal amount of Debt Securities of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

The Debt Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debt Security is registered as the owner hereof for all purposes, whether or not this Debt Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or premium, if any, or the interest on this Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs with respect to the Debt Securities of this series, the Company may be required to pay Additional Interest, in addition to the interest otherwise due, to the Holders of such Debt Securities as provided in the Registration Rights Agreement. Any Additional Interest due pursuant to the Registration Rights Agreement will be payable in cash on the applicable Interest Payment Dates with respect to the Debt Securities and in the same manner and to the same persons as ordinary interest. All references in Debt Security to “interest” shall be deemed to include Additional Interest then owed pursuant to the Registration Rights Agreement, if any, unless the context requires otherwise.

The Indenture and the Debt Securities shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Debt Securities of this series as a convenience to the Holders of such Debt Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Debt Securities, and reliance may be placed only on the other identification numbers printed hereon.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please Print or Type Name and Address Including Zip Code of Assignee)

the within Debt Security of Devon Energy Corporation and hereby does irrevocably constitute and appoint _______ Attorney to transfer said security on the books of the within-named Corporation with full power of substitution in the premises.

(Please Insert Social Security or Other Identifying Number of Assignee)

Dated: _______________

SIGNATURE OF GUARANTEE

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $     principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or

(2)	☐	to the Security Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature
Date:

Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

Name:
Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A

REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,

PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX I TO THE INDENTURE

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐

the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐

the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

SCHEDULE OF INCREASES OR DECREASES IN THE PRINCIPAL AMOUNT OF SECURITIES

The original principal amount of this Debt Security is     . The following increases or decreases in the principal amount of this Debt Security have been made:

Date of increase or decrease	Amount of decrease in principal amount of this Debt Security	Amount of increase in principal amount of this Debt Security	Principal amount of this Debt Security following such decrease (or increase)	Signature of authorized signatory of Trustee or Depositary